Exhibit 16.2
                            FEDERATED INDEX TRUST
                                CERTIFICATION
      The undersigned, Assistant Secretary of Federated Index Trust (the
"Trust"), hereby certifies that the following resolution was duly adopted by the Board of Trustees of the Trust on December 19, 2005, substantially and materially as follows, and that said resolution has not been amended or rescinded:

      RESOLVED,   that the Board hereby authorizes the Secretary
                  and Assistant Secretaries of the Trust named below to sign in their place and stead, by power of attorney, the Registration Statement on Form N-14 relating to the proposed reorganization of Mason Street Index 400 Stock
                  Fund, a portfolio of Mason Street Funds, Inc., into Federated Mid-Cap Index Fund, a portfolio of Federated Index Trust.

                  John W. McGonigle, Secretary
                  G. Andrew Bonnewell, Assistant Secretary
                  Andrew P. Cross, Assistant Secretary
                  Leslie K. Ross, Assistant Secretary
                  Todd P. Zerega, Assistant Secretary
      WITNESS the due execution hereof this 20th day of December, 2005.

                                          /s/ Todd P. Zerega
                                          ------------------------------
                                          Todd P. Zerega
                                          Assistant Secretary